Exhibit 14

The Directors	Our ref	2007/MAS-CF/Seven Arts/Completion/Consent
Seven Arts Pictures Plc		Ltr
2-3 Fareham Street
London W1D 3B
UK	Telephone	020 7470 0000

23 January 2008

Dear Sirs

Seven Arts Pictures Plc (the ‘Company’) – Securities Exchange Registration Statement.

We hereby give our consent to the inclusion in the Securities Exchange Registration Statement (the ‘Document’) dated 23 January 2008, issued by the Company, financial information in Item 3.A “Selected Financial Data”, Item 3.B “Selected Financial Data”, Item 8 “Financial Information”, Item 10.G “Statements by Experts” and Item 17 “Financial Statements” and elsewhere in the Document in the form and context in which they are included within the Document.

Yours faithfully

/s/ Mazars LLP

Mazars LLP

Mazars LLP – Tower Bridge House - St Katharine’s Way - London - E1W 1DD
Tel: +44 (0)20 7063 4000 – Fax: +44 (0)20 7063 4001 – www.mazars.co.uk

Mazars LLP is the UK firm of Mazars, an integrated international advisory and accountancy organisation. Mazars LLP is a limited liability partnership registered in England and Wales with registered number OC308299 and with its registered office at Tower Bridge House, St Katharine’s Way, London E1W 1DD.

Registered by the Institute of Chartered Accountants in England and Wales to carry out audit work.